Exhibit 99.1

Virtu Announces Second Quarter 2022 Results

NEW YORK, NY, July 28, 2022 - Virtu Financial, Inc. (NASDAQ: VIRT), a leading provider of financial services and products that leverages cutting edge technology to deliver innovative, transparent trading solutions to its clients and liquidity to the global markets, today reported results for the second quarter ended June 30, 2022.

Second Quarter 2022:

•	Net income of $148.9 million; Normalized Adjusted Net Income[1] of $129.9 million
•	Basic and diluted earnings per share of $0.78; Normalized Adjusted EPS[1] of $0.73
•	Total revenues of $604.7 million; Trading income, net, of $395.9 million; Adjusted Net Trading Income[1] of $357.4 million
•	Adjusted EBITDA[1] of $209.3 million; Adjusted EBITDA Margin[1] of 58.6%
•	Share buybacks of $47.5 million, or 1.8 million shares, under the Share Repurchase Program[2]

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on September 15, 2022 to shareholders of record as of September 1, 2022.

Note 1: Non-GAAP financial measures. Please see "Non-GAAP Financial Measures and Other Items" for more information.

Note 2: Shares repurchased calculated on a settlement date basis.

Financial Results

Second Quarter 2022:

Total revenues increased 10.2% to $604.7 million for this quarter, compared to $549.0 million for the same period in 2021. Trading income, net, increased to $395.9 million for the quarter compared to $384.8 million for the same period in 2021. Other, net, increased to $41.7 million for this quarter, compared to $11.5 million, for the same period in 2021, primarily due to gains on strategic investments. Net income totaled $148.9 million for this quarter, compared to net income of $108.9 million in the prior year quarter.

Basic and diluted earnings per share for this quarter were both $0.78, compared to a basic and diluted earnings per share of $0.51 and $0.50, respectively, for the same period in 2021.

Adjusted Net Trading Income increased 4.5% to $357.4 million for this quarter, compared to $341.8 million for the same period in 2021. Adjusted EBITDA increased 6.1% to $209.3 million for this quarter, compared to $197.3 million for the same period in 2021.

Normalized Adjusted Net Income, removing one-time and non-cash items, increased 6.2% to $129.9 million for this quarter, compared to $122.3 million for the same period in 2021.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxes, Normalized Adjusted EPS was $0.73 for this quarter, compared to $0.63 for the same period in 2021.

Operating Segment Information

The Company has two operating segments: Market Making and Execution Services; and one non-operating segment: Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers. The Company also provides proprietary technology and infrastructure, workflow technology, and trading analytics services to select third parties. The segment also includes the results of the Company's capital markets business, in which the Company acts as an agent for issuers in connection with at-the-market offerings and buyback programs.

Corporate contains the Company's investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the trading income, net, total revenues and Adjusted Net Trading Income by segment for the three and six months ended June 30, 2022 and 2021.

Total revenues by segment

(in thousands, unaudited)

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$390,263	$5,665	$—	$395,928	$380,644	$4,188	$—	$384,832
Commissions, net and technology services	11,145	125,195	—	136,340	9,087	134,028	—	143,115
Interest and dividends income	30,792	—	—	30,792	9,569	(24)	—	9,545
Other, net	395	137	41,146	41,678	3,241	(62)	8,294	11,473
Total Revenues	$432,595	$130,997	$41,146	$604,738	$402,541	$138,130	$8,294	$548,965

	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$906,621	$11,614	$—	$918,235	$1,181,926	$15,650	$—	$1,197,576
Commissions, net and technology services	20,194	270,801	—	290,995	23,217	311,547	—	334,764
Interest and dividends income	51,775	29	—	51,804	16,469	72	—	16,541
Other, net	568	298	44,100	44,966	4,653	100	7,903	12,656
Total Revenues	$979,158	$282,742	$44,100	$1,306,000	$1,226,265	$327,369	$7,903	$1,561,537

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment

(in thousands, unaudited)

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$390,263	$5,665	$—	$395,928	$380,644	$4,188	$—	$384,832
Commissions, net and technology services	11,145	125,195	—	136,340	9,087	134,028	—	143,115
Interest and dividends income	30,792	—	—	30,792	9,569	(24)	—	9,545
Brokerage, exchange, clearance fees and payments for order flow, net	(131,121)	(25,865)	—	(156,986)	(144,784)	(25,907)	—	(170,691)
Interest and dividends expense	(47,355)	(1,361)	—	(48,716)	(22,442)	(2,529)	—	(24,971)
Adjusted Net Trading Income	$253,724	$103,634	$—	$357,358	$232,074	$109,756	$—	$341,830

	Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$906,621	$11,614	$—	$918,235	$1,181,926	$15,650	$—	$1,197,576
Commissions, net and technology services	20,194	270,801	—	290,995	23,217	311,547	—	334,764
Interest and dividends income	51,775	29	—	51,804	16,469	72	—	16,541
Brokerage, exchange, clearance fees and payments for order flow, net	(254,636)	(52,730)	—	(307,366)	(367,978)	(62,045)	—	(430,023)
Interest and dividends expense	(88,382)	(2,872)	—	(91,254)	(46,436)	(2,563)	—	(48,999)
Adjusted Net Trading Income	$635,572	$226,842	$—	$862,414	$807,198	$262,661	$—	$1,069,859

Financial Condition

As of June 30, 2022, Virtu had $849.8 million in cash, cash equivalents and restricted cash, and total long-term debt outstanding in an aggregate principal amount of $1,825.8 million.

Share Repurchase Program

Since inception of the program in November 2020 through settlement date July 27, 2022, the Company repurchased approximately 27.4 million shares of Class A Common Stock and Virtu Financial Units for approximately $787.8 million. The Company has approximately $432.2 million remaining capacity for future purchases of shares of Class A Common Stock and Virtu Financial Units under the program.

Earnings Conference Call Information

Virtu Financial will host a conference call to review its second quarter 2022 financial performance today, July 28th, at 7:30 a.m. ET. Members of the public may listen to the conference call through an audio webcast through the Investor Relations section of the firm’s website ir.virtu.com/investor-relations.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, ir.virtu.com/investor-relations and also from time to time may use social media channels, including our Twitter account (twitter.com/virtufinancial) and our LinkedIn account (linkedin.com/company/virtu-financial), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), we use the following non-GAAP measures of financial performance:

•	"Adjusted Net Trading Income", which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange, clearance fees and payments for order flow, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•	"EBITDA", which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, prepayment, and commitment fees, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and "Adjusted EBITDA", which measures our operating performance by further adjusting EBITDA to exclude severance, transaction advisory fees and expenses, termination of office leases, charges related to share based compensation and other expenses, which includes reserves for legal matters, COVID-19 one-time costs and donations and Other net, and “Adjusted EBITDA Margin”, which compares Adjusted EBITDA to Adjusted Net Trading Income.

•	“Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including gains and losses from strategic investments and the sales of businesses, and other non-cash items, assuming that all vested and unvested non-voting common interest units in Virtu Financial LLC have been exchanged for shares of our Class A common stock, and applying an effective tax rate, which was approximately 24%.

•	“Adjusted Operating Expenses”, which we calculate by adjusting total operating expenses to exclude severance, share based compensation, reserves for legal matters, termination of office leases, connectivity early termination and write-down of assets.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, and Normalized Adjusted EPS and Adjusted Operating Expenses are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•	our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;
•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenues:
Trading income, net	$395,928	$384,832	$918,235	$1,197,576
Interest and dividends income	30,792	9,545	51,804	16,541
Commissions, net and technology services	136,340	143,115	290,995	334,764
Other, net	41,678	11,473	44,966	12,656
Total revenues	604,738	548,965	1,306,000	1,561,537

Operating Expenses:
Brokerage, exchange, clearance fees and payments for order flow, net	156,986	170,691	307,366	430,023
Communication and data processing	55,699	52,507	111,534	104,197
Employee compensation and payroll taxes	98,604	83,849	202,084	188,620
Interest and dividends expense	48,716	24,971	91,254	48,999
Operations and administrative	13,577	21,753	38,792	47,408
Depreciation and amortization	16,334	16,349	33,812	33,127
Amortization of purchased intangibles and acquired capitalized software	16,277	18,077	32,757	36,154
Termination of office leases	677	3,667	1,384	4,888
Debt issue cost related to debt refinancing, prepayment and commitment fees	1,437	1,989	27,121	3,744
Transaction advisory fees and expenses	558	(3)	980	(17)
Financing interest expense on long-term borrowings	22,089	20,113	43,422	39,605
Total operating expenses	430,954	413,963	890,506	936,748

Income before income taxes and noncontrolling interest	173,784	135,002	415,494	624,789
Provision for income taxes	24,888	26,095	66,674	106,650
Net income	$148,896	$108,907	$348,820	$518,139

Noncontrolling interest	(63,729)	(45,997)	(151,397)	(215,824)

Net income available for common stockholders	$85,167	$62,910	$197,423	$302,315

Earnings per share:
Basic	$0.78	$0.51	$1.78	$2.43
Diluted	$0.78	$0.50	$1.77	$2.41

Weighted average common shares outstanding
Basic	104,960,826	119,681,845	107,133,079	120,865,624
Diluted	105,478,278	121,181,392	107,759,784	122,279,261

Comprehensive income:
Net income	$148,896	$108,907	$348,820	$518,139
Other comprehensive income
Foreign exchange translation adjustment, net of taxes	(19,810)	66	(24,978)	(3,610)
Net change in unrealized cash flow hedges gains, net of taxes	14,062	(7,206)	61,935	14,700
Comprehensive income	$143,148	$101,767	$385,777	$529,229
Less: Comprehensive income attributable to noncontrolling interest	(60,173)	(42,929)	(164,332)	(220,545)
Comprehensive income available for common stockholders	$82,975	$58,838	$221,445	$308,684

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2022	2021	2022	2021
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$395,928	$384,832	$918,235	$1,197,576
Commissions, net and technology services	136,340	143,115	290,995	334,764
Interest and dividends income	30,792	9,545	51,804	16,541
Brokerage, exchange, clearance fees and payments for order flow, net	(156,986)	(170,691)	(307,366)	(430,023)
Interest and dividends expense	(48,716)	(24,971)	(91,254)	(48,999)
Adjusted Net Trading Income	$357,358	$341,830	$862,414	$1,069,859

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	148,896	108,907	348,820	518,139
Financing interest expense on long-term borrowings	22,089	20,113	43,422	39,605
Debt issue cost related to debt refinancing, prepayment and commitment fees	1,437	1,989	27,121	3,744
Depreciation and amortization	16,334	16,349	33,812	33,127
Amortization of purchased intangibles and acquired capitalized software	16,277	18,077	32,757	36,154
Provision for income taxes	24,888	26,095	66,674	106,650
EBITDA	$229,921	$191,530	$552,606	$737,419
Severance	757	1,020	2,759	3,039
Transaction advisory fees and expenses	558	(3)	980	(17)
Termination of office leases	677	3,667	1,384	4,888
Other	(41,631)	(11,434)	(37,369)	(8,603)
Share based compensation	18,997	12,552	32,709	25,330
Adjusted EBITDA	$209,279	$197,332	$553,069	$762,056

Selected Operating Margins
Net Income Margin (1)	41.7%	31.9%	40.4%	48.4%
EBITDA Margin (2)	64.3%	56.0%	64.1%	68.9%
Adjusted EBITDA Margin (3)	58.6%	57.7%	64.1%	71.2%

1 Calculated by dividing net income by Adjusted Net Trading Income.
2 Calculated by dividing EBITDA by Adjusted Net Trading Income.
3 Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$148,896	$108,907	$348,820	$518,139
Provision for income taxes	24,888	26,095	66,674	106,650
Income before income taxes and noncontrolling interest	$173,784	$135,002	$415,494	$624,789
Amortization of purchased intangibles and acquired capitalized software	16,277	18,077	32,757	36,154
Debt issue cost related to debt refinancing, prepayment and commitment fees	1,437	1,989	27,121	3,744
Severance	757	1,020	2,759	3,039
Transaction advisory fees and expenses	558	(3)	980	(17)
Termination of office leases	677	3,667	1,384	4,888
Other	(41,631)	(11,434)	(37,369)	(8,603)
Share based compensation	18,997	12,552	32,709	25,330
Normalized Adjusted Net Income before income taxes	$170,856	$160,870	$475,835	$689,324
Normalized provision for income taxes (1)	41,006	38,609	114,201	165,438
Normalized Adjusted Net Income	$129,850	$122,261	$361,634	$523,886

Weighted Average Adjusted shares outstanding (2)	178,886,524	194,770,445	181,017,758	195,861,065

Normalized Adjusted EPS	$0.73	$0.63	$2.00	$2.67

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 24% for all periods presented.

(2) Assumes that (1) holders of all vested and unvested non-vesting Virtu Financial Units (together with corresponding shares of the Company's Class C common stock, par value $0.00001 per share (the “Class C Common Stock”)) have exercised their right to exchange such Virtu Financial Units for shares of Class A Common Stock on a one-for-one basis, (2) holders of all Virtu Financial Units (together with corresponding shares of the Company's Class D common stock, par value $0.00001 per share (the “Class D Common Stock”)) have exercised their right to exchange such Virtu Financial Units for shares of the Company's Class B common stock, par value $0.00001 per share (the “Class B Common Stock”) on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis. Includes additional shares from dilutive impact of options, restricted stock units and restricted stock awards outstanding under the Amended and Restated 2015 Management Incentive Plan and the Amended and Restated ITG 2007 Equity Plan during the three and six months ended June 30, 2022 and 2021 as well as warrants issued in connection with the Founder Member Loan during the three and six months ended June 30, 2021.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

(in thousands, except share data)	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$810,649	$1,071,463
Cash and securities segregated under regulations and other	39,121	49,490
Securities borrowed	1,369,616	1,349,322
Securities purchased under agreements to resell	122,766	119,453
Receivables from broker-dealers and clearing organizations	1,419,628	1,026,807
Receivables from customers	226,933	146,476
Trading assets, at fair value	5,180,721	4,256,955
Property, equipment and capitalized software, net	86,056	89,595
Operating lease right-of-use assets	208,476	225,328
Goodwill	1,148,926	1,148,926
Intangibles (net of accumulated amortization)	353,575	386,332
Deferred taxes	141,922	158,518
Other assets	307,225	291,306
Total assets	11,415,614	10,319,971

Liabilities and equity
Liabilities
Short-term borrowings, net	157,114	61,510
Securities loaned	1,049,609	1,142,048
Securities sold under agreements to repurchase	501,193	514,325
Payables to broker-dealers and clearing organizations	704,897	571,526
Payables to customers	106,969	54,999
Trading liabilities, at fair value	4,471,229	3,510,779
Tax receivable agreement obligations	237,938	259,282
Accounts payable and accrued expenses and other liabilities	396,128	457,942
Deferred tax liabilities	73	65
Operating lease liabilities	257,673	278,745
Long-term borrowings, net	1,792,383	1,605,132
Total liabilities	9,675,206	8,456,353

Total equity	1,740,408	1,863,618

Total liabilities and equity	$11,415,614	$10,319,971

	As of June 30, 2022
Ownership of Virtu Financial LLC Interests:	Interests	%
Virtu Financial, Inc. - Class A Common Stock and Restricted Stock Units	108,175,982	61.0%
Non-controlling Interests (Virtu Financial LLC)	69,123,361	39.0%
Total Virtu Financial LLC Interests	177,299,343	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology. Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities. In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to the COVID-19 pandemic, including the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic and governmental and other responses thereto; fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, short-term funding requirements, margin requirements, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues including but not limited to the retail trading environment, wholesale market making and off exchange trading more generally and payment for order flow arrangements; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

CONTACT

Investor & Media Relations

Andrew Smith

media@virtu.com